Exhibit 3.23

CERTIFICATE OF FORMATION

OF

GEORGIA GULF LAKE CHARLES, LLC

1                                         The name of the limited liability company is Georgia Gulf Lake Charles, LLC.

2                                         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Georgia Gulf Lake Charles, LLC this 8th day of October, 1999.

/s/ John E. Zamer
John E. Zamer
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 10/08/1999
991427794 - 3108901

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/01/2000
001445921 - 3108901

Certificate of Amendment to Certificate of Formation

of

GEORGIA GULF LAKE CHARLES, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is GEORGIA GULF LAKE CHARLES, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof of the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.”

Executed on  AUGUST 21, 2000.

/s/ Joel I. Beerman
JOEL I. BEERMAN, VICE PRESIDENT

DE LL D-: CERTIFICATE
OF AMENDMENT TO CERTIFICATE
OF FORMATION 01/98
(#3048)